[CIK]      0000914670
[NAME]     CORRECTIONAL SERVICES CORPORATION


                                 RENEWAL
                     REVOLVING LINE OF CREDIT NOTE

$6,000,000
Date of Execution January 14, 1998
Effective Date:  January 15, 1998
Place of Execution:  Atlanta, Georgia


     FOR VALUE RECEIVED, CORRECTIONAL SERVICES CORPORATION, a Delaware corporation (f/k/a ESMOR CORRECTIONAL SERVICES, INC. and successor by merger with ESMOR, INC., a New York corporation, ESMOR (BROOKLYN), INC., a New York corporation, ESMOR CANADIAN, INC., a Texas corporation, ESMOR FORT WORTH, INC., a Texas corporation, ESMOR HOUSTON, INC., a Texas corporation, ESMOR MANHATTAN, INC., a New York corporation, ESMOR MANSFIELD, INC., a Texas corporation, ESMOR ((SEATTLE)), INC., a Washington corporation and ESMOR TRAVIS, INC., a Texas corporation, CORRECTIONAL SERVICES MANAGEMENT, INC., a Delaware corporation f/k/a Esmor Management, Inc.) and ESMOR NEW JERSEY, INC., a New Jersey corporation, jointly and severally (collectively herein called the "Maker"), hereby promises, jointly and severally, to pay to the order of NationsBank, N.A., a National Banking Association ("Lender"), at 1605 Main Street,
Suite 101, Sarasota, Florida 34236, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of SIX MILLION
AND NO/100 DOLLARS ($6,000,000.00) or so much thereof as may be disbursed by Lender to Maker or for Maker's account from time to time, together with interest at the rate hereinafter specified on such indebtedness as shall from time to time remain unpaid, until paid in full, such principal and interest being payable in lawful money of the United States which shall be legal tender in payment of all debts at the time of payment.

Principal and interest shall be payable in accordance with the following:

1. As used herein the following terms shall have the following meanings:

(a) "Prime Rate" shall mean the per annum rate of interest as announced from time to time by NationsBank, N.A. as its prime rate of interest. The Prime Rate is the rate Lender utilizes, in its sole discretion, as an index and is not necessarily the lowest rate charged by Lender to its borrowers.

(b) "FLOATING LIBOR RATE INDEX" shall mean the fluctuating interest rate per annum published in the Wall Street Journal at which deposits in U.S. dollars are offered in the London interbank market for each day for which the Lender's FLOATING LIBOR RATE is being calculated in an amount equal to the outstanding amount of the loan and with a term equal to ninety
(90) days (i.e. three month period)

(d) "Prime Rate Margin" shall mean the applicable percentage which shall be determined and adjusted based upon the Debt Service Coverage Ratio, as defined and calculated in accordance with the certain Loan Agreement between Maker and Lender, with the adjustment occurring on the first date of the calendar quarter following the quarterly period for which the Debt Service
Coverage Ratio is determined.  If the Debt Service Coverage
Ratio is less than 1.6 to 1.0, the percentage shall be 1.25 percent; if the Debt Service Coverage Ratio is equal to or greater than 1.6 to 1.0 but equal to or less than 3.0 to 1.0, the percentage shall be .75 percent; if the Debt Service
Coverage Ratio is equal to or greater than 3.0 to 1.0 but equal to or less than 4.0 to 1.0, the percentage shall be .5 percent and if the Debt Service Coverage Ratio is greater than
4.0 to 1.0, the percentage shall be .25 percent.

(e) "Libor Rate Margin" shall mean the applicable percentage which shall be determined and adjusted based upon the Debt Service Coverage Ratio, as defined and calculated in accordance with the certain Loan Agreement between Maker and Lender, with the adjustment occurring on the first date of the calendar quarter following the quarterly period for which the Debt Service
Coverage Ratio is determined.  If the Debt Service Coverage
Ratio is less than 1.6 to 1.0, the percentage shall be 3.75 percent; if the Debt Service Coverage Ratio is equal to or greater than 1.6 to 1.0 but equal to or less than 3.0 to 1.0 the percentage shall be 3.35 percent; if the Debt Service
Coverage Ratio is greater than 3.0 to 1.0 but equal to or less than 4.0 to 1.0, the percentage shall be 3.0 percent and if the Debt Service Coverage Ratio is greater than 4.0 to 1.0, the percentage shall be 2.75 percent.

2. INTEREST RATE: Provided Maker is not in default hereunder and complies with the terms hereof for selection of a particular interest rate, Maker shall be entitled to choose the interest rate due on the outstanding principal balance which interest rate shall apply to the entire outstanding principal balance, as follows:

(a)	PRIME RATE.  Except as otherwise provided in subparagraph 2(b)
and 2(c) below, the entire principal balance from time to time outstanding shall bear interest at a rate per annum equal to the Prime Rate plus the applicable Prime Rate Margin. With each change in the Prime Rate, there shall be a corresponding change in the rate payable hereunder to become effective on the effective date of such change in the Prime Rate.

(b)	FLOATING LIBOR RATE.  Maker may select the FLOATING LIBOR
RATE, which shall be determined in accordance with the following:

   (i) "Lender's FLOATING LIBOR RATE" shall be equal to (A) the quotient (rounded up to the nearest 1/16 of 1%) of (1) the Floating Libor Rate Index, divided by (2) an amount equal to one (1) minus the appropriate reserve requirement imposed on Lender by the Federal Reserve
System, if any, plus (B) the applicable Libor Rate
Margin. The Floating Libor Rate shall be adjusted on a daily basis to reflect changes in the Floating Libor
Rate Index and each adjustment shall be effective on the date the change occurs.

   (ii) Once selected, the Lender's FLOATING LIBOR RATE shall be set until Borrower notifies Lender in writing choosing a different interest rate. Prepayment of all or any portion of the principal balance to which Lender's
FLOATING LIBOR RATE applies shall only be allowed upon:
(a) Maker giving Lender two (2) business day(s) notice that Maker intends to make a prepayment and the exact amount of the prepayment.

   (iii) The Maker shall pay to Lender, from time to time and on demand, any sum(s) required to compensate the Lender for any additional cost (such as, but not limited to, a reserve requirement) incurred by the Lender at any time which (i) is attributable to the Lender's obtaining a deposit or deposits to cover the outstanding principal balance for which the Maker has elected to pay Lender's
FLOATING LIBOR RATE, (ii) decreases the effective spread or yield represented by the applicable Libor Rate Margin component, that would be earned by the Lender but for such cost, and (iii) is caused or occasioned by any subsequently introduced law, rule, regulations or other requirement (or by any change therein, changed effect or interpretation thereof or change in the Lender's cost of complying therewith) imposed, interpreted, administered or enforced by any federal, state or other governmental or monetary authority, which is imposed on or applied to the Lender or any assets held by, deposits or accounts in or with, or credits extended by the Lender. The
Lender shall notify the Maker from time to time of any such additional cost and such notice shall be binding and conclusive evidence of the Maker's obligation to pay the stated sum upon receipt of the notice.

   (iv) The Lender's reference to and use of the FLOATING LIBOR
RATE INDEX to define and determine the Lender's FLOATING
LIBOR RATE, shall not obligate the Lender to obtain funds from any particular source in order to charge interest at the Lender's FLOATING LIBOR RATE.

(c) Notwithstanding any other provision of this Note, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for Lender to perform its obligations hereunder to make loans at Lender's Floating Libor Rate or to continue to fund or maintain Lender's Floating Libor Rate, or the Floating Libor Rate Index is no longer available, then, upon notice thereof (which Lender shall use its best efforts to provide ten (10) days prior to any such conversion) and demand therefor by Lender to the Borrower, (i) interest rate on the portion of the loan bearing interest at Lender's Floating Libor Rate will automatically, on the date set forth in Lender's notice, convert to the Prime Rate, and (ii) the obligation of Lender to make, continue, or offer the Lender's Floating Libor Rate, shall be suspended until Lender shall notify Borrower that Lender has determined that the circumstances causing such suspension no longer exist.

(d) All interest due hereunder shall be computed on a daily basis, based upon a three hundred sixty (360)-day year and be paid upon the actual number of days upon which the principal balance has been disbursed and remains outstanding from time to time. Each determination of the interest rate shall be made by the Lender and shall be conclusive, absent manifest error.

3.	PAYMENTS.

Interest only payments for all accrued and unpaid interest shall be made monthly commencing February 1, 1998, and on the same date of each month thereafter until maturity as set forth below.

4.	MATURITY.  On April 3, 1998, the maturity date of this Note, the remaining unpaid principal balance and accrued and unpaid interest shall be due and payable in full.

5.	PREPAYMENT.  This Note may be prepaid, in whole or in part, at any time without penalty. All payments made hereunder shall be applied as follows: (a) first against accrued interest then due and owing;
(b) next to amounts expended by Lender to cure any default under this Note, the Deed of Trust or any other loan documents executed in connection herewith; (c) next to costs, expenses, or attorneys' fees due and payable to Lender pursuant to this Note, the Deed of Trust, or any other loan document executed in connection herewith; and (d) thereafter against the principal installments due hereunder except for prepayments, which shall be applied against the principal installments in inverse order of their due dates. The making of any prepayment shall not relieve Maker from the obligation to make the payments next due hereunder on a timely basis.

It is understood and agreed that additional amounts may be advanced by holder as provided in the Loan Documents which secure this Note and such advances will be added to the principal of this Note and will accrue interest at the rate of interest applicable under this Note until paid.

If any payment to be made by Maker to Lender according to the terms hereof shall be due on a Saturday, Sunday or other day which is a legal holiday under the laws of the State of Illinois, the due date of such payment shall be extended to the next business day and the amount of such payment shall include interest accrued during such extension.

If any payment is more than fifteen (15) days late, Maker agrees to pay to Lender a late charge equal to five percent (5%) of the payment.

This Note is secured by a Deed of Trust and security agreement (herein called the "Mortgage" or "Deed of Trust") of even date herewith made by Maker in favor of Lender encumbering real property and personal property described therein (the "Mortgaged Property") located in Maricopa County, Arizona.

Each and every party to this Note, whether as Maker, endorser, surety, guarantor, or otherwise ("Obligor"), hereby waives all rights of homestead and other exemptions granted by the constitution or laws of Florida or Arizona, and further waives presentment, demand, protest, notice of dishonor, notice of nonpayment, notice of protest, and diligence in collection, and assents to the terms hereof and to any extension or postponement of the time for payment or any other indulgence. It is further specifically agreed that this Note or any part of the principal or interest due hereon may be renewed, modified or extended, in whole or in part, such modification to include but not be limited to changes in payment schedules and interest rates, from time to time by the holder of the Note, at the request of the then owners of all or part of the Mortgaged Property, or at the request of any party bound hereon or who has assumed or may hereafter assume payment hereof, without the consent of or notice to other parties bound hereon and without releasing them from any liabilities then existing.


Each and every Obligor hereby consents that the real or personal property securing this Note, or any part of such security, may be released, exchanged, added to or substituted for by Lender, without in any way modifying, altering releasing, affecting or limiting their respective liabilities or the lien of the Deed of Trust, and further agrees that Lender shall not be required first to institute any suit, or to exhaust any of its remedies against Maker or any other person or party liable or to become liable hereunder, in order to enforce payment of this Note, and further agrees that Maker or any other party liable hereunder may be released by Lender from any or all liability under this Note and such release shall in no way affect or modify the liability of the remaining parties hereto.

Each and every Obligor hereby consents and agrees that he is bound, jointly and severally, under the terms hereof and is subject to all of the provisions set forth herein as fully as though each was an undersigned hereof, and further consents and agrees that any Obligor may be sued by Lender without joining any other Obligor, whether primarily or secondarily liable.

Notwithstanding anything contained herein to the contrary or in the Deed of Trust, or other loan documents executed in connection herewith, no payee or holder of this Note shall ever be entitled to receive, collect or apply as interest on the obligation evidenced hereby any amount in excess of the maximum rate of interest permitted to be charged by applicable law and, in the event Lender or any holder hereof ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the principal sum; and, if the principal sum is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Lender shall, to the maximum extent permitted under applicable law: (a) characterize any non-principal payment as an expense, fee or premium rather than as interest; (b) exclude voluntary prepayments and the effects thereof; and (c) spread the total amount of interest, or charges in the nature of interest, pursuant to applicable law.


It is expressly agreed that if any Event of Default occurs hereunder, then or at any time thereafter at the option of Lender, the whole of the principal sum remaining unpaid hereunder, together with all accrued and unpaid interest thereon, shall become due and payable immediately without presentment, notice, protest or demand of any kind, anything contained therein to the contrary in anyway notwithstanding, and in any such event Lender shall have the right to set-off against this Note all money owed by Lender in any capacity to any Obligor, whether or not due, and Lender shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto. Lender is hereby authorized upon the occurrence of an Event of Default to charge against any deposit accounts of any Obligor to this note, as well as any other property of such Obligor at or under the control of Lender, without notice, any and all obligations of such Obligor, whether due or not. From and after acceleration of the loan pursuant to this paragraph, the interest rate on the entire outstanding principal balance hereunder shall accrue at the highest rate permitted to be charged by applicable law or twenty-five percent (25%) per annum, whichever is the lesser ("Default Rate"). Upon the occurrence of an Event of Default the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the makers, principals, sureties, guarantors and endorsers of this Note hereby agree to pay to the holder its reasonable attorneys' fees, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies. The term "attorneys' fees" shall include but not be limited to any such fees incurred in any appellate or related ancillary or supplementary proceedings, whether before or after final judgment related to the enforcement or defense of this Note.
The provisions herein for a Default Rate or a delinquency charge shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving the Obligors a right to cure any default.

If at any time any federal, state, county or municipal government or agency thereof shall impose any documentary stamps tax, intangible tax, or any other type of tax upon this Note or the Deed of Trust, or upon the indebtedness evidenced hereby (other than any federal, state or local income tax imposed upon Lender), then Maker shall pay same within ten (10) days after demand by Lender, together with any interest and penalties thereon.

Maker shall be in default under this Note upon the happening of any of the following events or conditions (each is an "Event of Default"): (a) failure or omission to pay within five (5) days of when due this Note (or any installment of principal or interest thereunder) or (b) default in the payment or performance of any obligation, covenant, agreement or liability contained or referred to in this Note, the Deed of Trust, the Loan Agreement of even date between Lender and Maker or any other loan document executed in connection herewith and the failure to cure such default within any applicable grace period. Any default hereunder shall constitute a default under any other mortgage, note, obligation or agreement of each Obligor held by Lender.

Time is of the essence of this Note. The remedies of Lender as provided herein or in the Deed of Trust, or any other loan document executed in connection herewith, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act or omission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be deemed to be a waiver or release. A waiver or release may be effected only through a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with respect to any one event shall not be construed as continuing as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.


The term "Lender" where used herein shall include NationsBank, N.A., its successors and assigns. The term "Maker" shall include each person signing this Note, jointly and severally, and their respective heirs, successors and assigns.
 The term "Obligor" shall include Maker and every person who is an endorser, guarantor, or surety of this Note, or who is otherwise a party hereto, and their respective heirs, successors and assigns. The terms "person" and "party" shall include individuals, firms, associations, joint venturers, partnerships, estates, trusts, business trusts, syndicates, fiduciaries, corporations, and all other groups or combinations.

This Note is to be governed and construed in accordance with the laws of the State of Florida. Except for an action to enforce the Deed of Trust which will be brought in Maricopa County, Arizona, any action brought to interpret, construe or enforce this Note shall be brought in the state courts for the State of Florida, County of Sarasota, or in the United States District Court for the Middle District of Florida, which forum shall be the exclusive venues of any such controversy or action. Maker expressly consents to the jurisdiction of such courts.

ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THE Mortgage OR THIS NOTE OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS NOTE MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS NOTE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

A. SPECIAL RULES.  THE ARBITRATION SHALL BE CONDUCTED IN THE CITY
OF SARASOTA AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 30 DAYS.


B. RESERVATION OF RIGHTS.  NOTHING IN THE Mortgage OR THIS NOTE
SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS NOTE; OR (II) BE A WAIVER BY THE LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL,
OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THE Mortgage OR THIS NOTE. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OF CLAIM OCCASIONING RESORT TO SUCH REMEDIES.